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                                 LAW OFFICES OF
                COHEN SWADOS WRIGHT HANIFIN BRADFORD & BRETT, LLP
                             SEVENTY NIAGARA STREET
                          BUFFALO, NEW YORK 14202-3467
                                 (716) 856-4600
                               FAX (716) 856-5228

                                January 25, 1999

THOMAS J. HANIFIN                                PAUL P. COHEN (1896-1971)
HILARY P. BRADFORD                           PRESTON L. WRIGHT, JR. (1923-1982)
JAY E. BRETT
F. HARRIS NICHOLS                                          -----
DOUGLAS G. KIRKPATRICK
JOHN P. DEE                                         NIAGARA FALLS OFFICE
JANE F. CLEMENS                                256 THIRD STREET--PO BOX 846
EUGENE A. RUDZINSKI*                          NIAGARA FALLS, N.Y. 14303-0846
LAURENCE B. OPPENHEIMER*                               (716) 285-6981
LARRY KERMAN                                        FAX  (716) 285-6983
GREGORY T. IVANCIC
ROBERT W. PATTERSON                                       -----
ROBERT P. HEARY
IAN A. BRADFORD                                 *ADMITTED ALSO IN FLORIDA
PATRICK L. EMMERLING
KIM M. SOLAR                                              -----

                                                     E-MAIL ADDRESS:
                                                  INFO@COHEN-SWADOS.COM





Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street N.W.
Washington D.C.  20549

         This firm is counsel to Cold Metal Products, Inc. (the "Company") in connection with the filing by the Company with the United States Securities and Exchange Commission of a Registration Statement on Form S-8 registering under the Securities Act of 1933 the sale of 359,100 shares of the Company's Common Stock (herein, the "Shares") to be originally issued by the Company pursuant to its 1994 Incentive Program, an employee benefit plan. We have examined and are familiar with the Registration Statement, the Certificate of Incorporation of the Company and all amendments thereto and restatements thereof, the By-laws of the Company as amended and restated and the Company's 1994 Incentive Program. In addition, we have examined certificates of public officials and made such other and further investigations as we believe necessary to express an informed opinion on the matters set forth below.

         Based on the foregoing, we are of the opinion that:

         1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of New York.

         2. The Shares to be issued and sold by the Company, when issued and sold in the manner contemplated by the Registration Statement, will be legally and validly issued, fully paid and non assessable.

         We consent to the filing of this Opinion with the Registration statement and the use of our name therein.

                                                    Very truly yours,

                                            COHEN SWADOS WRIGHT HANIFIN
                                                    BRADFORD & BRETT


                                            By      s/Douglas G. Kirkpatrick

                                                    Douglas G. Kirkpatrick




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